Exhibit 4.1

RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS SUPPLEMENT DATED JULY 22, 2014 (TOGETHER WITH THE ACCOMPANYING BASE PROSPECTUS, THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

Par Petroleum Corporation

Incorporated under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of Par Petroleum Corporation

Exercise Price: $16.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 13, 2014, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 0.21 shares of common stock, with a par value of $0.01 per share, of Par Petroleum Corporation, a Delaware corporation, at an exercise price of $16.00 per whole share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Par Petroleum Corporation Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of common stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Oversubscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the exercise price for each share of common stock in accordance with the "Instructions as to Use of Par Petroleum Corporation Rights Certificates" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Par Petroleum Corporation and the signatures of its duly authorized officers.

Dated: July 22, 2014

Chief Executive Officer **Vice President and Secretary**

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.)
TRANSFER AGENT
AND REGISTRAR

By:
AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Oversubscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Privilege or the Oversubscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Oversubscription Privilege, as applicable.

(a)	EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for	shares x $16.00	= $
(no. of new shares)	(exercise price)	(amount enclosed)

To determine the number of shares of common stock above, multiply the number of rights you wish to exercise by 0.21 and round down to the nearest whole share of common stock. Fractional shares or cash in lieu of fractional shares will not be issued in the rights offering.

(b)	EXERCISE OF OVERSUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares of common stock pursuant to your Oversubscription Privilege:

I subscribe for	shares x $16.00	= $
(no. of new shares)	(exercise price)	(amount enclosed)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Check payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”
☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Par Petroleum Corporation, with reference to the rights holder’s name.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received              of the subscription rights represented by this Subscription Rights Certificate are assigned to:

Social Security #
Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the common stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) by exercising subscription rights, I will not be, after giving effect to the exercise of subscription rights, an owner, directly or indirectly, record or beneficial, or by application of the attribution provisions of Section 382 of the Internal Revenue Code of 1986, as amended, summarized in the Prospectus, of more than 1,363,824 shares of the Company’s common stock, constituting approximately 4.5% of the Company’s outstanding common stock on the record date for the Rights Offering; (2) if such exercise would result in my owning more than 1,363,824 shares of the Company’s common stock, I will notify the subscription agent at the telephone number set forth under “The Rights Offering—Delivery of Subscription Materials and Payment” in the Prospectus; (3) if requested, I will provide the Company with additional information regarding the amount of common stock that I own; and (4) the Company has the right to instruct the subscription agent to refuse to honor my exercise to the extent such exercise might, in the Company’s sole and absolute discretion, result in my owning 5% or more of the common stock.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE, CONSULT D.F. KING & CO., INC., THE INFORMATION AGENT, AT 48 WALL STREET, NEW YORK, NY 10005, BANKS & BROKERS CALL COLLECT: (212) 269-5550, ALL OTHERS CALL TOLL FREE: (800) 967-4607.